UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 27, 2013

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Finisar Corporation (the “Company”) reported that, on September 27, 2013, Jerry S. Rawls, executive Chairman of the Board of the Company, made a filing with the Securities and Exchange Commission on Form 4 to report the sale of 706,172 shares of the Company’s common stock beneficially owned by Mr. Rawls. All the sales were made in transactions that satisfy the requirements of Rule 144 under the Securities Act of 1933. Following these sales, Mr. Rawls continues to hold outstanding shares, vested and non-vested stock options and unvested restricted stock units representing an aggregate of approximately 900,000 shares of the Company’s common stock. Mr. Rawls has advised the Company that the proceeds of the sales provided funding necessary to satisfy a near-term personal financial commitment. The sales were unrelated to Mr. Rawls’ ongoing role as the Company’s full-time executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 27, 2013

Finisar Corporation
By:	/s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President, General Counsel and Secretary